THE PNC FINANCIAL SERVICES GROUP, INC. ERISA EXCESS PENSION PLAN Amended and Restated (Effective as of January 1, 2023) WHEREAS, The PNC Financial Services Group, Inc. (the "Corporation") previously adopted and presently maintains The PNC Financial Services Group, Inc. ERISA Excess Pension Plan (the "Plan"), originally effective as of December 1, 1984, and most recently amended and restated effective January 1, 2009; WHEREAS, the Corporation desires to amend and restate the Plan in its entirety, effective as of January 1, 2023, to incorporate amendments adopted since the previous restatement, update the Plan's claims and appeals provisions, and make certain clarifying changes; and WHEREAS, deferrals made or first vesting on or after January 1, 2005 are to be administered in accordance with the Plan as amended and restated effective as of January 1, 2009 and any subsequent amendments, including amended and restated plan documents, made thereafter, and deferrals made prior to January 1, 2005 and fully vested on December 31, 2004 are to be administered in accordance with Plan documents in effect at the time of deferral (and any subsequent amendments made thereafter and specifically made applicable thereto); and WHEREAS, Section 9 of the Plan authorizes the Board, the Human Resources Committee of the Board, or their respective delegates to amend the Plan at any time. NOW, THEREFORE, in consideration of the foregoing, the Plan is hereby amended and restated in its entirety to read as follows: SECTION 1 DEFINITIONS As used in the Plan, initially capitalized terms that are not otherwise defined herein will have the meaning given to them in the Pension Plan. The following words and phrases will have the meanings assigned to them herein, unless the context otherwise requires. 1.1 "Account" means the bookkeeping record used under this Plan solely to communicate a Participant's or Beneficiary's Accrued Benefit expressed as a single dollar amount. An Account is established only for purposes of determining benefits hereunder and not to segregate assets or to identify assets that may or must be used to satisfy benefits. An Account will be credited with the amounts set forth in Section 3 of the Plan. A Participant's Account will also include (i) amounts which were deferred under the Plan and vested prior to January 1, 2005, which will be accounted for separately from amounts deferred or first vesting on or after January 1, 2005, and (ii) amounts representing accounts merged into this Plan from a prior excess pension plan, to the extent separate Exhibit 10.2

2 accounting is determined by the Plan Manager or its delegate to be necessary in order to ensure compliance with Section 409A of the Code or otherwise, including without limitation amounts included in this Plan as a result of the mergers of the Mercantile Plan and the National City Plan into this Plan. 1.2 "Affiliate" means any business entity whose relationship with the Corporation is described in subsection (b), (c) or (m) of Section 414 of the Internal Revenue Code. 1.3 "Beneficiary" or "Beneficiaries" means the individual or individuals designated by the Participant to receive the balance of the Participant's Account upon the Participant's death in accordance with Section 5 of the Plan. 1.4 "Board" means the Board of Directors of the Corporation. 1.5 "Change in Control" means a change of control of the Corporation of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Exchange Act, whether or not the Corporation is then subject to such reporting requirement; provided, however, that without limitation, a Change in Control will be deemed to have occurred if: (a) any Person, excluding employee benefits plans of the Corporation and its subsidiaries, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act or any successor provisions thereto), directly or indirectly, of securities of the Corporation representing 20% or more of the combined voting power of the Corporation's then outstanding securities; provided, however, that such an acquisition of beneficial ownership representing between 20% and 40%, inclusive, of such voting power will not be considered a Change in Control if the Board approves such acquisition either prior to or immediately after its occurrence; (b) the Corporation consummates a merger, consolidation, share exchange, division or other reorganization or transaction of the Corporation (a "Fundamental Transaction") with any other corporation, other than a Fundamental Transaction that results in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 60% of the combined voting power immediately after such Fundamental Transaction of (i) the Corporation's outstanding securities, (ii) the surviving entity's outstanding securities, or (iii) in the case of a division, the outstanding securities of each entity resulting from the division; (c) the shareholders of the Corporation approve a plan of complete liquidation or winding-up of the Corporation or an agreement for the sale or disposition (in one transaction or a series of transactions) of all or substantially all of the Corporation's assets;

3 (d) as a result of a proxy contest, individuals who prior to the conclusion thereof constituted the Board (including for this purpose any new director whose election or nomination for election by the Corporation's shareholders in connection with such proxy contest was approved by a vote of at least two-thirds of the directors then still in office who were directors prior to such proxy contest) cease to constitute at least a majority of the Board (excluding any Board seat that is vacant or otherwise unoccupied); (e) during any period of 24 consecutive months, individuals who at the beginning of such period constituted the Board (including for this purpose any new director whose election or nomination for election by the Corporation's shareholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board (excluding any Board seat that is vacant or otherwise unoccupied); or (f) the Board determines that a Change in Control has occurred. Notwithstanding anything to the contrary herein, a divestiture or spin-off of a subsidiary or division of the Corporation will not by itself constitute a Change in Control. 1.6 "Committee" means the committee or its delegate appointed to administer the Pension Plan. 1.7 "Corporation" means The PNC Financial Services Group, Inc. and any successors thereto. 1.8 "Deferred Compensation Plan" means The PNC Financial Services Group, Inc. and Affiliates Deferred Compensation Plan as amended from time to time. 1.9 "Deferred Compensation and Incentive Plan" means The PNC Financial Services Group, Inc. and Affiliates Deferred Compensation and Incentive Plan as amended from time to time. 1.10 "Employee" means any person employed by an Employer. 1.11 "Employer" means the Corporation and any Affiliate that has been designated to participate in the Pension Plan. 1.12 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended. 1.13 "Excess Benefits" means the difference between (A) the amount of an Employee's benefit under the Pension Plan computed without taking into consideration the limitation on benefits contained in Section 401(a)(17) and Section 415 of the Internal Revenue Code and computed as if "Compensation" as defined in the Pension Plan included amounts deferred under the Deferred Compensation Plan or the Deferred Compensation and Incentive Plan (or any successor plan to the Deferred Compensation and Incentive Plan) and (B) the amount of an Employee's benefit actually computed under the Pension Plan;

4 provided, however, that, except if and to such extent that the Plan Manager determines otherwise, in its sole discretion, if the Employee incurs (i) a Severance From Service that is a deemed Separation From Service (as described in the second sentence of Section 1.22) before January 1, 2014 or (ii) any Severance From Service on or after January 1, 2014, the amount of an Employee's benefit under the Pension Plan for purposes of calculating an Excess Benefit shall be determined without regard to amounts of Compensation, other than the Participant's base salary or wage (as applicable) earned through the date of his or her Severance From Service, that are paid or payable during the period after such Severance From Service and prior to such time, if any, that the Employee again becomes a Participant in accordance with Section 2 of the Plan. For a Participant who incurred a Total Disability prior to 1999 and who, for purposes of The PNC Financial Services Group, Inc. Supplemental Executive Retirement Plan, was a "Participant" (as defined therein) as of December 31, 1998, Excess Benefits will also include the difference between (C) the aggregate amount of the Participant's benefit under the Pension Plan and this Plan computed using Earnings Credits that reflect Compensation that, for any period, is a pro rata portion of annual Compensation equal to the sum of (i) the rate of base pay in effect at the time of Total Disability and (ii) variable pay (limited as described in the definition of Compensation in the Pension Plan) equal to the annual bonus amount earned for the calendar year prior to such Total Disability, and (D) the aggregate amount of the Participant's benefit otherwise computed under the Pension Plan and this Plan. For purposes of (A) above, in the event that payment of annual incentive compensation which is included in Compensation as variable pay is made in the form of "long-term restricted stock" as defined in the Interim Final Rule on TARP Standards for Compensation and Corporate Governance in advance of the date on which payment of annual incentive compensation under the applicable executive and management incentive plan(s) is made in cash to those employees whose compensation is not restricted under the Interim Final Rule (the "normal payment date"), the payment of such long-term restricted stock shall be deemed to be made on the normal payment date for purposes of determining the amount in (A) to be used to calculate a Participant's Excess Benefits under this Plan. 1.14 "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder. 1.15 "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Internal Revenue Code shall be deemed to include any regulation, ruling, or other guidance issued thereunder by the Department of the Treasury or the Internal Revenue Service. 1.16 "Mercantile Plan" means The Mercantile Bankshares Corporation and Participating Affiliates Supplemental Cash Balance Plan, which was merged into the Plan effective December 31, 2007. 1.17 "National City Plan" means the National City Corporation Supplemental Cash Balance Pension Plan, which was merged into this Plan effective January 1, 2010.

5 1.18 "Participant" means any Employee who meets the eligibility criteria set forth in Section 2 of the Plan. 1.19 "Pension Plan" means The PNC Financial Services Group, Inc. Pension Plan as in effect on January 1, 1999 and as amended from time to time thereafter. 1.20 "Plan" means The PNC Financial Services Group, Inc. ERISA Excess Pension Plan, which is the Plan set forth in this document, as amended from time to time. 1.21 "Plan Manager" means any individual designated to manage the operation of the Plan as herein provided. 1.22 "Separation From Service" means separation from service within the meaning of Section 409A of the Internal Revenue Code. For purposes of this definition, a Participant shall be deemed to have a Separation from Service on the date on which he and the Employer reasonably anticipate that no further services would be performed after such date or that the level of bona fide services he would perform after such date would permanently decrease to no more than 20% of the average level of bona fide services performed over the immediately preceding 36-month period (or the full period of employment if less than 36 months). Notwithstanding the above, no Separation from Service shall be deemed to occur while the Participant is on military leave, sick leave or other bona fide leave of absence until the latest of (i) six months after commencement of the leave, other than for a Total Disability, (ii) 29 months after commencement of leave as the result of a Total Disability, or (iii) the date on which the Participant ceases to have a legally protected right to reemployment under an applicable statute or by contract. 1.23 "Severance From Service" means the Participant's Separation from Service with The PNC Financial Services Group, Inc. and all of its Affiliates. 1.24 "Spouse" means the person to whom the Participant is legally married on the relevant date (as determined under the laws of the state in which the Participant is a resident at the time of marriage). 1.25 "Total Disability" means, except as may otherwise be required by Internal Revenue Code Section 409A, a medically determinable physical condition that can be expected to result in death or can be expected to last for a continuous period of not less than twelve months and which would entitle a Participant to receive disability payments under a long-term disability income plan maintained by an Employer with respect to that Participant. For Participants not covered by such a plan, Total Disability means a determination by the Social Security Administration that the Participant has a disability. The definition of Total Disability contained in the Plan shall have no impact or effect on any determination regarding disability made under any other employee benefit plan of the Employer. 1.26 "Trust" means the grantor trust established by the Corporation to assist in funding its obligations under the Plan.

6 SECTION 2 ELIGIBILITY FOR PARTICIPATION AND CESSATION OF PARTICIPATION An Employee who participates in the Pension Plan is eligible to participate in this Plan if the Employee has Excess Benefits. If an Employee ceases to participate in the Pension Plan, the Employee is no longer eligible to participate in this Plan. In addition, if a Participant incurs a Severance From Service, such Participant shall cease to be eligible to participate in this Plan unless and until the Plan Manager, in his or her sole discretion, determines that the Employee shall again be eligible to participate; provided, however, that nothing in this Section 2 shall be construed to prevent an Employee who has been determined disabled under the Pension Plan and has Excess Benefits from participating in this Plan. In the event of any loss of eligibility to participate in this Plan, the Participant's Account will be frozen as of the date he or she ceases participation, except that interest will continue to be credited under Section 3 of the Plan; provided however that, for any Severance From Service before January 1, 2014, other than a deemed Separation From Service (as described in the second sentence of Section 1.22), nothing in this Section 2 shall be construed as preventing the allocation of Earnings Credits and Transitional Earnings Credits for the period after such Severance From Service in the same manner as such credits are allocated to the Participant's account under the Pension Plan for such period, as determined by the Plan Manager in its sole discretion. Such frozen benefit will be payable at the same time and in the same manner as benefits otherwise payable under the Plan. SECTION 3 BENEFITS An Account will be established and maintained for each Participant to whom Excess Benefits will be allocated. With respect to any period, a Participant's Account under this Plan will be allocated Earnings Credits, Transitional Earnings Credits and Interest Credits in the same manner as such Credits are allocated to the Participant's account under the Pension Plan for such period. In addition, a Participant's opening Account balance will be determined in the same manner as under the Pension Plan. SECTION 4 DISTRIBUTIONS; VESTING 4.1 Vesting. Amounts in a Participant's Account shall vest in accordance with the vesting schedule as defined in the Pension Plan. 4.2 Distribution at Severance from Service Other Than Death or Total Disability. A Participant's vested Account will be distributed in cash. Amounts deferred and vested prior to January 1, 2005 will be paid in such manner as benefits are paid to the Participant under the Pension Plan. Amounts deferred or first vesting beginning with January 1, 2005 will be distributed to the Participant in a single lump-sum payment as soon as

7 administratively practicable following, but no later than ninety (90) days after, the date that is six months after the date of a Participant's Severance from Service other than as a result of the Participant's death or Total Disability. 4.3 Distribution At Severance from Service Due to Total Disability. If a Participant incurs a Severance from Service as a result of a Total Disability, amounts deferred and vested prior to January 1, 2005 will be paid in such manner as benefits are paid to the Participant under the Pension Plan. Amounts deferred or first vesting on or after January 1, 2005 will be distributed to the Participant in a single lump-sum payment as soon as administratively practicable following, but no later than ninety (90) days after, the first day of the month coincident with or next following the date on which the Participant attains the maximum age for which benefits could be payable to such Participant under the Employer's applicable long-term disability plan as a result of such Total Disability, regardless of whether the Participant ceases to receive long-term disability benefits prior to attaining such maximum age. 4.4 Distribution At Death. In the event of a Participant's death prior to the distribution of his Account, amounts deferred and vested prior to January 1, 2005 will be paid to the Participant's Beneficiary or Beneficiaries designated under the Pension Plan in such manner as benefits are paid to such Beneficiary or Beneficiaries under the Pension Plan. Amounts deferred or first vesting on or after January 1, 2005 will be distributed to the Participant's Beneficiary or Beneficiaries designated hereunder in a single lump-sum payment as soon as administratively practicable following, but no later than ninety (90) days after, the Participant's death. 4.5 Distribution of Small Amounts. Notwithstanding anything in this Section 4 to the contrary, if the value of the Participant's Account attributable to the vested amounts deferred prior to January 1, 2005 is $5,000 or less at the time of a distribution of such amount as specified in this Section 4, the distribution of such amount shall be paid in the form of a single lump-sum payment as soon as administratively practicable after the occurrence of the distribution event, and the Participant shall not be entitled to any other form of distribution with respect to such amount. Spousal consent is not required with respect to a lump-sum distribution pursuant to this Section 4.5. For the avoidance of doubt, no distribution shall be made under this Section 4.5 with respect to amounts deferred or first vesting on or after January 1, 2005. SECTION 5 DESIGNATION OF BENEFICIARIES The Participant will designate a Beneficiary or Beneficiaries to receive the balance of the Participant's Account attributable to amounts deferred or first vesting on or after January 1, 2005 upon the Participant's death. Such designation will be on a form approved by the Plan Manager and will not be effective until the Plan Manager receives the form. If no valid Beneficiary designation form is on file with the Plan Manager upon the Participant's death, then the balance of the Participant's Account attributable to amounts deferred or first vesting on or after January

8 1, 2005 will be payable to the Beneficiary designated by the Participant for the Pension Plan. If a Participant does not have a valid Beneficiary designation form on file with the Plan Manager for the Plan and Pension Plan, as applicable, or if the Beneficiary does not survive the Participant, the Participant's Account will be distributed in the following order of priority: (i) the Participant's Spouse, (ii) the Participant's issue, per stirpes, (iii) the Participant's parents, (iv) the Participant's brothers and sisters, or (v) the Participant's executors or administrators. For the sake of clarity, Beneficiary designations under any plan that is merged into the Plan (the "Prior Plan") will be honored until a Participant designates a new Beneficiary or Beneficiaries under the Plan or until the Participant revokes his prior Beneficiary or Beneficiaries designations under the Prior Plan. SECTION 6 TRUST FUND No assets of the Corporation or any Employer will be segregated or earmarked in respect to any benefits, and all such benefits will constitute unsecured contractual obligations of the Employer. If the Corporation chooses to contribute to the Trust to offset its obligation under this Plan, all assets or property held by the Trust will at all times remain subject to the claims of the general creditors of the Corporation or any Employer. SECTION 7 CLAIMS PROCEDURE 7.1 Initial Claim Claims for benefits under the Plan will be filed with the Plan Manager. If any Participant or Beneficiary claims to be entitled to a benefit under the Plan and the Plan Manager determines that such claim should be denied in whole or in part, the Plan Manager will notify such person of the Plan Manager's decision in writing. Such notification will be written in a manner calculated to be understood by such person and will contain (i) specific reasons for the denial, (ii) specific reference to pertinent Plan provisions, (iii) a description of any additional material or information necessary for such person to perfect such claim and an explanation of why such material or information is necessary, and (iv) information as to the steps to be taken if the person wishes to submit a request for review. Such notification will be given within 90 days after the claim is received by the Plan Manager. 7.2 Review Procedure Within 60 days after the date on which a Participant or Beneficiary receives a written notice of a denied claim (or, if applicable, within 60 days after the date on which such denial is considered to have occurred), such person (or his or her duly authorized representative) may (i) file a written request with the Plan Manager for a review of his or her denied claim and of pertinent documents and (ii) submit written issues and comments to the Plan Manager. The Plan Manager will notify such person of its decision in writing.

9 Such notification will be written in a manner calculated to be understood by such person and will contain specific reasons for the decision as well as specific references to pertinent Plan provisions. The decision on review will be made within 60 days after the request for review is received by the Plan Manager. If the decision on review is not made within such period, the claim will be considered denied. 7.3 Claims and Review Procedure Not Mandatory After a Change in Control After the occurrence of a Change in Control, the claims procedure and review procedure provided for in this Section 6 will be provided for the use and benefit of Participants who may choose to use such procedures, but compliance with the provisions of this Section 6 will not be mandatory for any Participant claiming benefits after a Change in Control. It will not be necessary for any Participant to exhaust these procedures and remedies after a Change in Control prior to bringing any legal claim or action, or asserting any other demand, for payments or other benefits to which such Employee claims entitlement. 7.4 Exhaustion of Claims Procedures A claim or action (1) to recover benefits allegedly due under the Plan or by reason of any law; (2) to enforce rights under the Plan; (3) to clarify rights to future benefits under the Plan; or (4) that relates to the Plan and seeks a remedy, ruling or judgment of any kind against the Plan or a Plan Manager or a party in interest (collectively, a "Judicial Claim") may not be commenced in any court or forum until after the claimant has exhausted the Plan's claims and appeals procedures (an "Administrative Claim"). A claimant must raise all arguments and produce all evidence the claimant believes supports the claim or action in the Administrative Claim and shall be deemed to have waived every argument and the right to produce any evidence not submitted to the Committee as part of the Administrative Claim. Any Judicial Claim must be commenced in the appropriate court or forum no later than 24 months from the earliest of (A) the date the first benefit payment was made or allegedly due; (B) the date the Committee or its delegate first denied the claimant's request; or (C) the first date the claimant knew or should have known the principal facts on which such claim or action is based; provided, however, that, if the claimant commences an Administrative Claim before the expiration of such 24-month period, the period for commencing a Judicial Claim shall expire on the later of the end of the 24-month period and the date that is three (3) months after the final denial of the claimant's Administrative Claim, such that the claimant has exhausted the Plan's claims and appeals procedures. Any claim or action that is commenced, filed or raised, whether a Judicial Claim or an Administrative Claim, after expiration of such 24-month limitations period (or, if applicable, expiration of the three (3) month limitations period following exhaustion of the Plan's claims and appeals procedures) shall be time-barred. Filing or commencing a Judicial Claim before the claimant exhausts the Administrative Claim requirements shall not toll the 24-month limitations period (or, if applicable, the 3- month limitations period).

10 7.5 Venue The courts of competent jurisdiction in Pittsburgh, Pennsylvania shall have exclusive jurisdiction for all claims, actions and other proceedings involving or relating to the Plan, a Plan Manager or a party in interest, including, by way of example and not of limitation, claim or action, (1) to recover benefits allegedly due under the Plan or by reason of any law; (2) to enforce rights under the Plan; (3) to clarify rights to future benefits under the Plan; or (4) that relates to the Plan and seeks a remedy, ruling or judgment of any kind against the Plan or a Plan Manager or a party in interest. 7.6 Burden of Proof Regarding Records The records of the Employer and any Affiliate with respect to length of employment, employment history, compensation, absences from employment and all other relevant matters may be conclusively relied on by the Committee for purposes of determining an individual's eligibility or entitlement to Plan benefits, the amount of Plan benefits payable to an individual, the appropriate timing of payment of Plan benefits to an individual, and so forth. If an individual claiming benefits under the Plan believes those records are incorrect, the individual may provide documentation supporting his or her position to the Committee for review and consideration. However, the decision of the Committee with respect to any records dispute shall be final and binding on all parties. The Employer, any Affiliate, the Committee, and all other persons or entities associated with the operation of the Plan, the management of its assets, and the provision of benefits thereunder, may reasonably rely on the truth, accuracy and completeness of all data provided by any Participant or Beneficiary, including, without limitation, data with respect to age, health and marital status. Furthermore, the Employer, any Affiliate, and the Committee and all other persons or entities associated with the operation of the Plan, its assets and the benefits provided under the Plan may reasonably rely on all consents, elections and designations filed with the Plan or those associated with the operation of the Plan and its corresponding trust by any Participant, the spouse of any Participant, any Beneficiary of any Participant, or the representatives of such persons without duty to inquire into the genuineness of any such consent, election or designation. None of the aforementioned persons or entities associated with the operation of the Plan, its assets and the benefits provided under the Plan shall have any duty to inquire into any such data, and all may rely on such data being current to the date of reference, it being the duty of the Participants, spouses of Participants, and Beneficiaries to advise the appropriate parties of any change in such data. SECTION 8 ADMINISTRATION; DELEGATION The Plan Manager shall administer the Plan and shall have the same rights, powers and administrative duties as provided to the Committee under the Pension Plan. The Committee or its delegate shall administer the Trust, if any.

11 Each of the Board, the Human Resources Committee of the Board, the Committee or the Plan Manager may, in its sole discretion, delegate their respective authority hereunder, including, but not limited to, as applicable, delegating authority to modify, amend, administer, construe, or vary the Plan, to the extent permitted by applicable law or administrative or regulatory rule. This Plan is intended to be "a plan which is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees" within the meaning of sections 201(2), 301(a)(3) and 401(a)(1) of ERISA and shall be administered in a manner consistent with that intent. SECTION 9 AMENDMENT AND TERMINATION The Plan may be amended or terminated by the Board, the Human Resources Committee of the Board or their respective delegates in whole or part at any time, and any Employer may withdraw from further participation in the Plan at any time; provided, however, that no such amendment, termination or withdrawal (each, a "Plan Change") will, without the consent of each affected Participant, reduce or in any way adversely affect (i) the benefits payable hereunder with respect to a Participant who has terminated employment with the Corporation or an Employer (as applicable) prior to the date of such Plan Change or (ii) the amount of, or payment of, the Accrued Benefit (as hereinafter defined) of any other Participant as of the date of such Plan Change. In the event of any termination of the Plan or any portion thereof, payment of affected Participants' Accrued Benefits shall be made under and in accordance with the terms of the Plan, except that the Plan Manager may determine, in its sole discretion, to accelerate payments to all such Participants if and to the extent that such acceleration is permitted under Section 409A of the Internal Revenue Code. For the avoidance of doubt, nothing in this paragraph shall prohibit or otherwise restrict the Board, the Human Resources Committee of the Board or their respective delegates from amending the Plan to reduce or eliminate the rate of future benefit accruals. For purposes of this Section 9, the term "Accrued Benefit" means an amount equal to the balance of a Participant's Account immediately prior to the Plan Change. After a Change in Control, the Plan may not be amended in any manner that adversely affects the administration or payment of a Participant's benefits hereunder (including but not limited to the timing and form of payment of benefits hereunder) without the consent of the Participant nor may the provisions of this Section 9 or, for purposes of this Plan, "Interest Credits" as defined in the Pension Plan immediately prior to the Plan Change, be amended after a Change in Control with respect to a Participant without the written consent of the Participant; provided, however, that the failure of a Participant to consent to any such amendment will not impair the ability of the Board, the Human Resources Committee of the Board or their respective delegates, as the case may be, to amend the Plan with respect to any other Participant who has consented to such amendment.

12 SECTION 10 SUCCESSORS In addition to any obligations imposed by law upon any successor(s) to the Corporation and the Employers, the Corporation and the Employers shall be obligated to require any successor(s) (whether direct or indirect, by purchase, merger, consolidation, operation of law, or otherwise) to all or substantially all of the business and/or assets of the Corporation and the Employers to expressly assume and agree to perform this Plan in the same manner and to the same extent that the Corporation and the Employers would be required to perform it if no such succession had taken place; in the event of such a succession, references to "Corporation" and "Employers" herein shall thereafter be deemed to include such successor(s). Except as set forth in the preceding sentence, the Corporation's and the Employers' obligations under this Plan are not assignable or transferable except, in the discretion of the Corporation, to (i) any corporation, partnership or limited liability company which acquires all or substantially all of the assets of an Employer or (ii) any corporation, partnership or limited liability company into which an Employer may be merged or consolidated. SECTION 11 GOVERNING LAW This Plan will be governed according to the laws of the Commonwealth of Pennsylvania, without reference to its conflict of laws provisions, to the extent not preempted by federal law. SECTION 12 FUNDING OF BENEFITS In the sole discretion of the Corporation, the Corporation may establish a grantor trust and make contributions thereto for the purpose of providing a source of funds to pay benefits as they become due and payable hereunder; provided, however, that no such trust will result in a Participant being required to include in gross income for federal income tax purposes any benefits payable hereunder prior to the date of actual payment. Notwithstanding the establishment of any such trust, a Participant's rights hereunder will be solely those of a general unsecured creditor.

13 SECTION 13 MISCELLANEOUS 13.1 Liability of the Board, the Human Resources Committee of the Board, the Committee and the Plan Manager Neither the Board, the Committee, the Human Resources Committee of the Board, the Plan Manager nor any of their delegates will be liable to any person for any action taken or admitted in connection with the administration, interpretation, construction or variance of the Plan. 13.2 No Contract of Employment Participation in the Plan does not give any person any right to be retained in the service of the Corporation or any Affiliate. The right and power of the Corporation or any Affiliate to terminate any Employee is expressly reserved. 13.3 Compensation under Other Plans Any amount payable under this Plan shall not be considered compensation for the purpose of computing benefits to which a Participant may be entitled under any qualified pension plan (as that term is defined in section 3(3) of ERISA) or other arrangement of the Corporation or an Affiliate for the benefit of Employees, except as specified in such plan or arrangement. 13.4 Withholding The Corporation or an Affiliate shall have the right to deduct from payment of any amount under the Plan any taxes required by law to be withheld from a Participant or Beneficiary with respect to such payment. 13.5 Spendthrift Clause The interests of Participants and their Beneficiaries under the Plan are not in any way subject to their debts or other obligations and may not be voluntarily or involuntarily sold, transferred, or assigned, except to the extent otherwise required by law. For the sake of clarity, domestic relations orders purporting to assign benefits under the Plan do not apply to the Plan. 13.6 Severability Whenever possible, each provision of this Plan shall be interpreted in such manner as to be effective and valid under applicable law (including the Internal Revenue Code), but if any provision of the Plan shall be held to be prohibited by or invalid under applicable law, then (i) such provision shall be deemed to be amended to, and to have contained from the outset such language as shall be necessary to, accomplish the objectives of the

14 provision as originally written to the fullest extent permitted by law, and (ii) any other provisions of this Plan shall remain in full force and effect. 13.7 Construction No rule of strict construction shall be applied against the Corporation, Affiliate, Committee, Board, Human Resources Committee of the Board, Plan Manager or any other person regarding the interpretation of any terms of this Plan or any rule or procedure established by the Plan Manager. Where the context allows, words in the masculine gender shall include the feminine and neuter genders, the plural shall include the singular and the singular shall include the plural. The captions of sections and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions. 13.8 Corporation and Affiliate Liability Whenever, in the Committee's or the Plan Manager's opinion, any person entitled to receive any payment is under a legal disability, a minor, or incapacitated in any way, so as to be unable to manage his or her financial affairs, the Corporation or an Affiliate, at its discretion, may make such payment for the benefit of such person to his or her legal representative, or to a relative or friend of such person for his or her benefit, or it may apply the payment for the benefit of such person in any manner it deems advisable. When the Corporation or an Affiliate makes any payment pursuant to this subsection, it shall be considered as a complete discharge of its liability for the making of such payments under the Plan. 13.9 Entire Agreement This writing constitutes the final and complete embodiment of the understandings of the parties hereto and all prior understandings and communications of the parties oral or written concerning this Plan are hereby renounced, revoked and superseded. 13.10 Notices All notices to the Corporation hereunder shall be delivered to the attention of the Plan Manager acting on its behalf. Any notice or filing required or permitted to be given to the Committee, Plan Manager or the Corporation under this Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail, to the Plan Manager, at the principal office of the Corporation. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark or the receipt for registration or certification.

15 13.11 Merger of Mercantile Bankshares Corporation and Participating Affiliates Supplemental Cash Balance Plan into the Plan. The Mercantile Plan merged into the Plan effective December 31, 2007. Under the Plan, each individual who had an account balance merged into the Plan from the Mercantile Plan has an Account equal to or greater than the account balance such individual had under the Mercantile Plan immediately before the merger. 13.12 Compliance with Law The Plan is intended to comply with applicable law. Without limiting the foregoing, the Plan is intended to comply with the applicable requirements of Internal Revenue Code Section 409A, and will be administered in accordance with Internal Revenue Code Section 409A to the extent that Internal Revenue Code Section 409A applies to the Plan. Notwithstanding any provision of the Plan to the contrary, distributions from the Plan may only be made in a manner, and upon an event, permitted by Internal Revenue Code Section 409A. If any payment or benefit cannot be provided or made at the time specified herein without incurring penalties under Internal Revenue Code Section 409A, then such benefit or payment will be provided in full at the earliest time thereafter when such penalties will not be imposed. To the extent that any provision of the Plan would cause a conflict with the applicable requirements of Internal Revenue Code Section 409A, or would cause the administration of the Plan to fail to satisfy the applicable requirements of Internal Revenue Code Section 409A, such provision shall be deemed null and void to the extent permitted by applicable law. 13.13 Merger of National City Plan The National City Plan was merged into the Plan effective January 1, 2010. Under the Plan, each individual who had an account balance merged into the Plan from the National City Plan has an Account equal to or greater than the account balance such individual had under the National City Plan immediately before the merger. * * * * Executed and adopted by the Chief Human Resources Officer of The PNC Financial Services Group, Inc. this 14th day of December, 2022, pursuant to the authority delegated by PNC's Human Resources Committee. /s/ Vicki C. Henn Vicki C. Henn Executive Vice President Chief Human Resources Officer